UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2016

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed by Naked Brand Group Inc. (the “Company”) with the Securities and Exchange Commission on August 9, 2016 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2016 annual meeting of stockholders held on August 3, 2016 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In consultation with its board of directors, and consistent with the voting results at the Annual Meeting in respect of the Say-on-Frequency Vote, the Company has adopted a policy by which it will hold a Say on Pay Vote every third year until the next required Say-on-Frequency Vote (the Company’s 2022 annual meeting of stockholders) or such time that the Company’s board of directors elects to amend such policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Kai-Hsiang Lin

Kai-Hsiang Lin
Vice President of Finance

Date: October 7, 2016